SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-NWH INC.

          GAMCO INVESTORS, INC.
                       6/08/04            2,100            18.9952
                       6/04/04              810            19.0000
                       6/04/04              602-           19.0917
                       5/28/04              500            18.9500
                       5/14/04            1,700            17.9900
                       5/13/04            1,300            18.9954
                       5/13/04            1,900            19.2389
                       5/12/04              700            18.9271
                       5/05/04            4,800            19.1321
                       5/03/04            1,500            19.0000
                       4/27/04              900            19.2856
                       4/12/04            1,600            20.2969

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.